Exhibit 99.1

CERTIFICATIONS OF EXECUTIVE OFFICERS
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Extended Systems Incorporated on Form 10-K for the year ending June 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Steven D. Simpson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Extended Systems Incorporated.

/s/    STEVEN D. SIMPSON

Steven D. Simpson
Chief Executive Officer
September 20, 2002

In connection with the Annual Report of Extended Systems Incorporated on Form 10-K for the year ending June 30, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Karla K. Rosa, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Extended Systems Incorporated.

/s/    KARLA K. ROSA

Karla K. Rosa
Chief Financial Officer
September 20, 2002